FUND PARTICIPATION AGREEMENT

dated as of April 26, 2010 among
PRINCIPAL LIFE INSURANCE COMPANY, PRINCOR FINANCIAL SERVICES CORPORATION and
DELAWARE VIP TRUST AND
DELAWARE DISTRIBUTORS, L.P.

PRINCIPAL LIFE INSURANCE COMPANY ("Insurance Company"), a corporation organized under the laws of the State of Iowa, on behalf of one or more separate accounts, PRINCOR FINANCIAL SERVICES CORPORATION ("Distributor"), a corporation organized under the laws of the State of Iowa, Delaware VIP Trust, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Fund"); and Delaware Distributors, L.P., a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Trust (the "Fund Distributor") have entered and/or anticipate entering into one or more transactions that are or will be governed by this Agreement.

Accordingly, the parties agree as follows:-

ARTICLE 1. Definitions

1.1. "Act" shall mean the Investment Company Act of 1940, as amended.

1.2. "Board" shall mean the Board of Trustees of the Fund having the responsibility for management and control of the Fund.

1.3. "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which a Designated Fund calculates its net asset value pursuant to the rules of the Commission.

1.4. "Commission" shall mean the Securities and Exchange Commission.

1.5. "Contract" shall mean a variable annuity or variable life insurance contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants".

1.6. "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company.

1.7. "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8. "FINRA" shall mean the Financial Industry Regulatory Authority.

1.9. "Insurance Company's General Account(s)" shall mean the general account(s)
of Insurance Company and its affiliates that invest in the Fund.

1.10. "Participating Companies" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.11. “Prospectus" shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Series.

1.12. “Qualified Plans" shall mean qualified pension and retirement benefit plans.

1.13. “Separate Account" shall mean those separate accounts established by Insurance
Company in accordance with the laws of the State of Iowa.

1.14. “Software Program" shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

ARTICLE 2. Representations

2.1. Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Iowa Insurance Code for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; (d) each .Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts; and (e) each Separate Account shall comply with all applicable legal requirements.

2.2. Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3. Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4. Fund represents that the Fund is registered with the Commission under the Act as an open-end management investment company. The Fund engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies that have entered into participation agreements with the Trust substantially similar to this Agreement ("Participating Companies"); and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5. The Fund represents that beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (collectively, the "Designated Funds"), and each Designated Fund is divided or may be divided into one or more classes of shares, i.e. currently Standard Class and Service Class, or such other classes of shares as may be created in the future (each a "Class" and collectively, the "Classes").

2.6. The Fund represents that it has obtained an order from the Commission, dated November 2, 1987 (File No. 812-6777), granting Participating Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), IS(a) and 15(b) of the Act, as amended, and Rules 6e-2(b)(l5) and 6e-3(T)(b)(15) hereunder, to the extent necessary to permit shares of the Designated Funds to be sold to and held by (a) variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another, and (b) Qualified Plans ("Mixed and Shared Funding Exemptive Order").

2.7. Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.8. Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and its investment adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Insurance Company represents and warrants that each Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and regulations thereunder. The Insurance Company will make every effort to satisfy such requirements and it will notify the Fund and the Fund Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.9. Fund agrees that the Fund's assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.10. Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make shares of the Designated Funds available to other Participating Companies and contractholders and to Qualified Plans.

2.11. Fund represents and warrants that any of its trustees, officers, employees, investment advisers, and other individual/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-l under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.12. Insurance Company agrees that the Fund's investment adviser shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

ARTICLE 3. Fund Shares

3.1. The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Designated Funds.

3.2. Fund agrees to make the shares of the Designated Funds available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any of the Designated Funds to any person, or suspend or terminate the offering of the shares of any of the Designated Funds if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Designated Funds

3.3. Fund agrees that shares of the Designated Funds will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates and to Qualified Plans. No shares of any of the Designated
Funds will be sold to the general public.

3.4. The Fund has adopted a plan pursuant to Rule 12b-1 under the Act with respect to the Service Class Shares of the Designated Funds for such Service Class Shares of the Designated Funds to make payments to finance distribution and services expenses, although it may determine to discontinue such practice in the future. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the Act for the Standard Class Shares of the Designated Funds and to impose asset-based or other sales charges to finance distribution expenses for its Classes as permitted by applicable laws. The Fund represents and warrants that, to the extent that any Class of a Designated Fund finances distribution expenses pursuant to Rule 12b-1 under the Act, the Fund undertakes to have the Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1, and to otherwise comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1.

3.5. Transactions in Shares of the Designated Funds. Purchases and redemptions of shares of Designated Funds processed through the National Securities Clearing Corporation (''NSCC").

(a) Transmission of Orders. For each Class of each Designated Fund and for each Separate Account that purchases shares of such Designated Fund, the Insurance Company shall transmit to NSCC (which shall forward the information to the Fund or its designated affiliate):

3.5.a.l. No more than two aggregate purchase orders as follows:

3.5.a.l.l.    a purchase order for the Separate Accounts expressed in dollars (sent via NSCC's DCC&S System); and

3.5.a.l.2.    a purchase order for the Separate Accounts expressed in shares (sent via NSCC's DCC&S System);

3.5.a.2. No more than two aggregate redemption orders as follows:

3.5.a.2.1. a redemption order for the Separate Accounts expressed in dollars (sent via NSCC's DCC&S System); and

3.5.a.2.2. a redemption order for the Separate Accounts expressed in shares (sent via NSCC's DCC&S System);

each of which shall reflect the aggregated effect of all purchases and all redemptions of shares of a Class of a Designated Fund in such categories, based upon orders from each Separate Account (collectively, "Instructions") received prior to the Close of Trading on a given Business Day ("Trade Date"). "Close of Trading" shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net asset value of a Designated Fund is calculated, as disclosed in the then current prospectus(es) of the Designated Fund(s).

On any given Business Day, the Insurance Company shall accept orders in proper form from a Separate Account up to the Close of Trading, but in no event shall the Insurance Company accept orders that have been received by the Insurance Company after the Close of Trading on such Business Day. Orders received in proper form by the Insurance Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. Each transmission of orders by the Insurance Company will constitute a representation that all purchase and redemption orders from the Separate Accounts were received by the Insurance Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule
22c-1 under the Act.

(b) Transmission Deadlines for the Separate Accounts. The transmission of orders for the Separate Accounts will be accepted by the Fund only if provided through NSCC's DCC&S System in accordance with the DCC&S cycle file on the next Business Day following the Trade Date. Any information delivered to the Fund after the DCC&S cycle file deadline will be rejected by the Fund or its designated affiliate, subject to the Fund's sole discretion to accept any trade. For same day settlement, orders must be submitted to the NSCC by 6:30 a.m. Eastern Time on the next Business Day following the trade date.

In the event that NSCC systems are not functioning on a given Business Day, the Insurance Company may transmit orders to the Fund, its designated affiliate or as otherwise directed by the Fund via facsimile by 8:30 a.m. Eastern Time on the next Business Day following the Trade Date. The Fund and its designated affiliate will use commercially reasonable efforts to process those orders in a mutually satisfactory manner.

(c) Settlement aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase orders, the Insurance Company shall wire payment, or arrange for payment to be wired by the Insurance Company's designated bank, in immediately available funds, to the Fund's custodial account at the Fund's custodian by 4:00 p.m. Eastern Time on the Business Day that the net purchase Instruction is received by the Fund; and (2) for net redemption orders, the Fund or its designated affiliate shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Insurance Company in writing by 4:00 p.m. Eastern Time on the Business Day the Fund receives notice of the redemption request for such shares from the Insurance Company.

The Fund reserves the right to delay payment of redemption proceeds consistent with Section 22(e) of the Act and any rules thereunder; in such event, the Fund shall use its best efforts to notify the Insurance Company in writing by 3:00 p.m. Eastern Time the same Business Day that the Insurance Company transmits the redemption order to the Fund. Such redemption shall be paid consistent with applicable rules of the Commission and with the Fund's policies and procedures as described in its then current registration statement. If redemption proceeds are due the Insurance Company ("Payable Redemption Proceeds"), the Fund shall use its best efforts to wire the Payable Redemption Proceeds to the Insurance Company by 4:00 p.m. Eastern time the next Business Day. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to individual Contractholders; the Insurance Company alone will be responsible for such action.

(d) Errors. The Insurance Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its designated affiliate via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Insurance Company's representation to the Fund that the Instruction is accurate, complete and duly authorized by the Separate Accounts that are purchasing or redeeming shares of the Designated Funds. The Insurance Company shall assume responsibility for any loss to the Fund or its designated affiliate caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Insurance Company will immediately pay such loss to the Fund or its designated affiliate upon notification.

Each party shall notify the other parties of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible.

If the Fund provides the Insurance Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Insurance Company and the Fund shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend, or capital gain information shall be reported to the Insurance Company upon discovery by the Fund. In no event, however, will the Fund be liable for material errors in calculating or reporting net asset values where such errors are the result of information supplied by the Insurance Company or persons under its control.

3.6. Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Designated Fund for the Separate Account.

3.7. Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8. Fund has the obligation to ensure that Designated Fund shares are registered with applicable federal agencies at all times.

3.9. The Fund agrees to make shares of the Designated Funds available indefinitely for purchase at the applicable net asset value per share by the Insurance Company on behalf of the Separate Accounts on those days on which the Fund calculates the net asset value of each Designated Fund pursuant to rules of the Commission; provided, however, that the Board may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund, including without limitation, for market timing by Contractholders.

3.10. The Fund and the Fund Distributor agree that shares of the Designated Funds on Schedule 1 will be sold only to Participating Companies and their separate accounts, Qualified Plans or such other persons as are permitted under applicable provisions of the Code, as amended, and regulations promulgated thereunder, provided, that the purchase of shares by such persons would not preclude the Company from "looking through" to the investments of each Designated Fund in which it invests, pursuant to the "look through" rules set forth in Treasury Regulation 1.817-5, the sale of which will not impair the tax treatment currently afforded the Contracts. No shares of any Designated Fund on Schedule 1 will be sold directly to the general public or to individual retirement accounts or similar accounts.

3.11. The Fund will not sell shares of any Designated Fund to any insurance company or separate account unless an agreement containing provisions substantially similar to those in this Agreement are in effect to govern such sales.

3.12. The Insurance Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the relevant Designated Fund in accordance with the provisions of such prospectus including specifically, and without in any way limiting other provisions of the prospectus, that the Insurance Company will only send to the Fund to receive a given Business Day's net asset value those orders it received from Contractholders prior to Close of Trading.

3.13. Issuance and transfer of the shares of the Designated Funds will be by book entry only. Share certificates will not be issued to the Insurance Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

3.14. The Fund will furnish notice to the Insurance Company as soon as reasonably practicable of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's shares. The Insurance Company, on its behalf and on behalf of each Separate Account, hereby elects to receive all such income, dividends and distributions as are payable on a Designated Fund's shares in the form of additional shares of that Designated Fund at the ex-dividend date net asset values. The Insurance Company reserves the right to revoke this election upon prior reasonable written notice to the Fund and to receive all such dividends and distributions in cash. The Fund will notify the Insurance Company promptly of the number of shares so issued as payment of such dividends and distributions.

3.15. The Fund will make the net asset value per share for each Designated Fund available to the Insurance Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, each Business Day.

ARTICLE 4. Statements and Reports

4.1. Fund shall provide Insurance Company with continuous access to account activity for all of Insurance Company's accounts.

4.2. Fund shall distribute to Insurance Company copies of the Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. At Insurance Company's request, Fund shall provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by Insurance Company. Fund shall provide all prior materials to Insurance Company in a timely manner so as to enable Insurance Company to print and distribute such materials within the time required by law.

4.3. Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document with the Commission or other regulatory authorities.

4.4. Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, within a reasonable time after the filing of such document with the Commission.

ARTICLE 5. Expenses

5.1. The charge to the Fund for all expenses and costs of the Designated Funds, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Designated Funds' daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund's Prospectus. Excluded from the expense limitation described herein shall be brokerage commissions and transaction fees and extraordinary expenses.

5.2. Except as provided in this Article 5 and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Designated Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

(a) Such amount of the production expenses of any Fund materials, including the cost of printing the Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as the Fund's investment adviser and Insurance Company shall agree from time to time.

(b)     Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

(c)    Distribution expenses of Fund materials or marketing materials for
Insurance Company Contractholders and Participants.

5.3. Except as provided herein, all other Fund expenses shall not be borne by
Insurance Company.

ARTICLE 6. Exemptive Relief

6.1. Insurance Company has reviewed a copy of the order dated December 1996 of the Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Order that may be imposed on the Insurance Company, the Fund and/or the Fund Distributor by virtue of the receipt of such order by the Commission will: (i) apply only upon the sale of shares of the Designated Funds to a variable life insurance separate account (and then only to the extent required under the Act); (ii) be incorporated herein by reference; and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of the agreement to the contrary.

6.3. The Fund represents and warrants that the Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contractholders of all Separate Accounts investing in the Designated Funds. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by any insurance, tax or securities regulatory authority; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any of the Designated Funds are being managed; (e) a difference in voting instructions given by Participating Companies or by variable annuity and variable life insurance Contractholders; or (f) a decision by an insurer to disregard the voting instructions of Contractholders.

6.4. The Insurance Company will promptly report any potential or existing conflicts of which it is aware to the Board. The Insurance Company agrees to assist the Board in carrying out their responsibilities under the Mixed and Shared Funding Order by promptly providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to promptly inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities will be carried out by the Insurance Company with a view only to the interests of its Contractholders.

6.5. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a) Withdrawing the assets allocable to the Separate Account from the Series and reinvesting such assets in a different investment medium, including (but not limited to) another Fund from the Series;

(b) submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contractholders or variable life insurance Contractholders of one of more Participating Companies) that votes in favor of such segregation, or offering the affected Contractholders the option of making such a change; or

(c) Establishing a new registered management investment company or managed separate account.

6.6. If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision, in the Insurance Company's judgment, represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Fund gives written notice to the Insurance Company that this provision is being implemented. Until the end of such 6 month period, the Fund Distributor will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Fund.

6.7. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the decisions of the majority of other state insurance regulators, then the Insurance Company will withdraw the investment of the affected Contract in the Designated Fund and terminate this Agreement with respect to such Contract; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Fund gives written notice to the Insurance Company that this provision is being implemented. Until the end of such 6 month period the Fund will, to the extent permitted by law and the Mixed and Shared Funding Order, ·continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Designated Funds.

6.8. For the purpose of this Article 6, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article 6 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict. In the event that a majority of the Disinterested Board Members determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Company will withdraw the investment of the affected Contract in the Designated Fund and terminate this Agreement with respect to such Contract; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Board informs the Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Board Members.

6.9. The Insurance Company will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

6.10. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then the Fund and/or the Participating Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

6.11. No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article 6 shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article 5.

ARTICLE 7. Voting of Fund Shares

7.1. At its expense, the Fund shall provide Insurance Company with copies of the Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants. Insurance Company shall bear the costs of mailing and delivering these documents to Contractholders and other costs relating to the distribution of these documents to Contractholders.

7.2. Insurance Company shall:

(a) vote the shares of the Designated Funds held in the Separate Accounts in accordance with instructions received from Contractholders or Participants; and

(b) vote shares of the Designated Funds held in the Separate Accounts for which no instructions have been received from the Insurance Company's Contract owners in the same proportion as shares of the Designated Funds for which instructions have been received from Contract owners, so long as and to the extent that the Commission continues to interpret the Act to require pass-through voting privileges for Contractholders. The Insurance Company will be responsible for complying with its obligations under the Mixed and Shared Funding Order as described in Article 6.

7.3. The Fund will comply with all provisions of the Act requiring voting by shareholders and, in particular, the Fund will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the Act (although the Fund is not one of the Funds described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

7.4. Insurance Company agrees to be responsible for assuring that voting Series shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.5. Insurance Company agrees that it shall not, without the prior written consent of the Fund and its investment adviser, solicit, induce or encourage Contractholders to (a) change or supplement the Fund's current investment adviser or (b) change, modify, substitute, add to or delete the Fund from the current investment media for the Contracts.

ARTICLE 8. Marketing and Representations

8.1. The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

(a)    current Prospectus and any supplements thereto;

(b)     other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2. Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3. Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least five Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within five days of receipt.

8.4. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Designated Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5. Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least five Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within five days of receipt.

8.6. Fund shall not, in connection with the sale of shares of the Designated Funds, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the Act or the 1933 Act.

8.8. Insurance Company shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Fund information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. The Insurance Company represents and warrants that it will maintain policies and procedures reasonably designed to identify and prevent its Contract holders from engaging in market timing transactions to the detriment of long--term investors in a Fund. The Insurance Company further represents and warrants that pursuant to Rule 22c-2 under the Act, it will provide the information and take the actions described in Exhibit B of this Agreement.

8.9. The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Insurance Company information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE 9. Indemnification

9.1. Indemnification by the Company. Insurance Company agrees to indemnify and hold harmless the Fund, its investment adviser, Fund Distributor, any sub-investment adviser of the Designated Funds, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts; (b) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Series shares are an underlying investment; (c) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Series shares; (d) arise out of Insurance Company's materially incorrect calculation and/or materially untimely reporting of net purchase or redemption orders; or (e) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (a) and (b) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein; and provided, further, that Insurance Company shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability that Insurance Company may otherwise have. No party shall be entitled to indemnification by the Insurance Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

9.2.     Indemnification by the Fund and Fund Distributor.

(a) The Fund and Fund Distributor agree to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Fund; or (iv) arise out of or are based upon any failure by the Fund to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article 2 of this Agreement); and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein; and provided, further, that the Fund shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability that the. Fund may otherwise have.

(b) The Fund and Fund Distributor shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund's (i) materially incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Series; (ii) materially incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) materially untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company; and provided, further, that the Fund shall not be liable for special, consequential or incidental damages.

(c) No party shall be entitled to indemnification by the Fund if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

9.3. Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund registration statement, or Prospectus or sales literature or advertisements of the Fund; or (b) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; (c) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Distributor; or (d) arise out of or are based upon any failure by the Distributor to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article 2 of this Agreement); or arise out of any material breach by the Distributor or arise out of any breach of any representation or warranty made by the Distributor in this Agreement hereof, it being understood that in no way shall the Distributor be liable to the Insurance Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Insurance Company failed to inform the Distributor in accordance with Article 7 hereof.

9.4. Indemnification Procedure. Promptly after receipt by an indemnified party under this Article 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article 9, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article 9, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article 9, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

9.5. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article 9.

ARTICLE 10.     Commencement and Termination

10.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2. This Agreement shall terminate without penalty as to one or more Series at the option of the terminating party:

(a) At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days notice, unless a shorter time is agreed to by the parties;

(b) At the option of Insurance Company, if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

(c) At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

(d) At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

(e) At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or its investment adviser, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the 60th day following the giving of such notice, which sixtieth day shall be the effective date of termination;

(f) Upon termination of the Investment Advisory Agreement between the Fund and its investment adviser or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

(g) In the event the Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

(h) At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

(i) At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

(j) At the option of either party to this Agreement, upon another party's breach of any material provision of this Agreement;

(k) At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

(1) Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

10.3. Any such termination pursuant to Section 10.2(a), 10.2(d), 10.2(e), 10.2(f) or
10.2(k) herein shall not affect the operation of Article 5 of this Agreement. Any termination of this Agreement shall not affect the operation of Article 9 of this Agreement.

10.4. Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund and its investment adviser may, at the option of the Fund, continue to make available additional Series shares for so long as the Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund so elects to make additional Series shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Series, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, the Fund, as promptly as is practicable under the circumstances, shall notify Insurance Company whether the Fund will continue to make Series shares available after such termination. If Series shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

ARTICLE 11.     Privacy

11.1. Each party to this Agreement affirms that it has in place procedures that are reasonably designed to protect the privacy of non-public customer information and it will maintain such information that it may acquire pursuant to this Agreement in confidence and in accord with all applicable privacy laws. Each of the parties agrees not to use, or permit the use of, any such customer information for any purpose except to carry out the terms of this Agreement and/or pursuant to any applicable exceptions set forth in such privacy laws. This provision shall survive the termination of this Agreement.

ARTICLE 12.     Amendments

12.1. Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company, Fund and Fund Distributor.

ARTICLE 13.     Notice

13.1.     Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

If to Insurance Company:

Principal Life Insurance Company
711 High Street
Des Moines, IA 50392-0300
Attn: Charles Schneider/Variable Life Attorney

If to Distributor:

Principal Life Insurance Company
711 High Street
Des Moines, IA 50392-0300
Attn: Charles Schneider/Variable Life Attorney
If to the Fund: Delaware VIP Trust
One Commerce Square, 2005 Market Street
Philadelphia, PA 19103
Attn: General Counsel

If to the Fund Distributor:

Delaware Distributors, L.P.
One Commerce Square, 2005 Market Street
Philadelphia, PA 19103
Attn: General Counsel

13.2. Notice will be deemed effective on the date that mail is delivered or its delivery is attempted.

ARTICLE 14.    Miscellaneous

14.1. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

ARTICLE 15.    Governing Law

15.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Agreement on the respective dates specified below with effect from the date specified on the first page of this Agreement.

PRINCIPAL LIFE INSURANCE     PRINCOR FINANCIAL SERVICES
COMPANY, on behalf of the parties listed in     CORPORATION
EXHIBIT A.

By: /s/ Sara Wiener    By: /s/ Marty Richardson
Name: Sara Wiener    Name: Marty Richardson
Title: Director -- Product Management    Title: V.P. Broker Dealer Operations
Date: May 10, 2010    Date: 5/11/2010

DELAWARE VIP TRUST

By: /s/Patrick Coyne
Name: Patrick P. Coyne
Title: President
Date: April 26, 2010

DELAWARE DISTRIBUTORS, L.P.

By: /s/Theodore K. Smith
Name: Theodore K. Smith
Title: Executive Vice President
Date: April 26, 2010

SCHEDULE I

Fund Name	CUSIP#
Delaware VIP Small Cap Value Fund	246493688

EXHIBIT A

Principal Life Insurance Company Separate Account B

Principal Life Insurance Company Variable Life Separate Account

832888-8     25

EXHIBIT B

Shareholder Information

1.
Agreement to Provide Information. Insurance Company agrees to provide the Fund, upon written request, (a) the Taxpayer Identification Number ("TIN") (or, if the TIN is unavailable, the Individual Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII")), if known, of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Insurance Company, and the amount and dates of such Shareholder purchases, redemptions, transfers or exchanges.

(a)
Information Request. Requests must set forth a specific period, not to exceed ninety (90) days prior to the date of the request, for which transaction information is sought. The Fund will bear the cost associated with a request for information older than ninety (90) days.

(b)
Form and Timing of Response. Insurance Company agrees to use reasonable efforts to provide, promptly after receipt of a request of the Fund, the information and transaction information specified in Paragraph I above. If requested by the Fund, Insurance Company agrees to use best efforts to determine promptly upon request of the Fund, whether any specified person about whom it has received the identification and transaction information specified in Paragraph 1 above is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund, either (i) obtain and transmit (or arrange to have transmitted) the identification and transaction information specified in Paragraph 1 above for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.

To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(c)
Limitations on Use of Information. The Fund agrees to use the identification and transaction information provided by Insurance Company only for purposes of complying with Rule 22c-2 under the Investment Company Act of 1940 (the "1940 Act").

2.
Agreement to Restrict Trading. Insurance Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly through the Insurance Company's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

(a)
Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(b)	Timing of Response. Insurance Company agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable after receipt of the instructions by the Insurance Company.

(c)	Confirmation by Insurance Company. Upon request from the Fund, Insurance Company agrees to provide written confirmation whether or not it has executed the instructions.

3.     Definitions. For purposes of this Agreement:

(a)	The term "Fund" includes the fund's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

(b)	The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Insurance Company.

(c)	The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Insurance Company.

(d)	Insurance Company agrees that it is a "financial intermediary" as defined in Rule 22c-2 under the 1940 Act for purposes of this Shareholder Information agreement.

(e)	The term "purchase" does not include the automatic reinvestment of dividends.

(f)	The term "written" includes electronic writings and facsimile transmissions.